Exhibit 10.23

Third Amended and Restated Rent Supplement

(Permian Lease)

February 26, 2019

This Third Amended and Restated Rent Supplement (this “Third Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 26, 2019 to memorialize supplements to the Permian Lease (as defined below), effective as of January 1, 2019. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the Permian Lease.

WHEREAS, Lessor and Lessee are Parties to a Permian Lease Agreement dated December 31, 2017 (as amended from time to time in accordance with its terms, the “Permian Lease”);

WHEREAS, on December 31, 2018, the Parties executed a Second Amended and Restated Rent Supplement (Permian Lease) effective as of January 1, 2019 (the “Second Amended Supplement”);

WHEREAS, the Incremental CapEx for 2018 was different than expected by the Second Amended Supplement, and the Parties wish to effect a Rent Validation (as set forth in Section 3.3 of the Permian Lease) and to amend and restate the Second Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessor and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Second Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The Permian Lease, except as supplemented by this Third Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2018 (Total 2018)	$ 8,140,941# $ 18,632,907## $ 26,773,848###
	2019 (Total 2019)	$ 994,262* $ 59,422,355** $ 60,416,617***

# Represents the “validated” aggregate amount of 2018 distribution Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the Permian Lease, and, as part of this Rent Validation, the amount of 2018 distribution Incremental CapEx has been restated to $8,140,941 with a weighted average in-service date of May 1, 2018.  The amount of 2018 distribution Incremental CapEx included in the Second Amended Supplement was $10,025,211 with an expected weighted average in-service date of May 1, 2018.

## Represents the “validated” aggregate amount of 2018 transmission Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the Permian Lease, and, as part of this Rent Validation,

Permian Lease

the Parties have restated the aggregate amount of 2018 transmission Incremental CapEx placed in-service, consisting of (i) the amount of 2018 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”); (ii) the amount of 2018 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”); and (iii) the amount of 2018 transmission Incremental CapEx placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”), together with the weighted average in-service dates of 2018 transmission Incremental CapEx and the effective dates for the first and second 2018 Regulatory Orders. The aggregate amount of 2018 transmission Incremental CapEx has been restated to $18,632,907. The aggregate amount of estimated 2018 transmission Incremental CapEx included in the Second Amended Supplement was $58,071,834. The Parties placed in service an aggregate of $109,859 of First 2018 CapEx, which was included in the first 2018 Regulatory Order that became effective on June 1, 2018; an aggregate of $4,407,844 of Second 2018 CapEx, which was included in the second 2018 Regulatory Order that became effective on July 23, 2018; and an aggregate of $14,115,204 of 2018 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The aggregate amount of First 2018 CapEx included in the Second Amended Supplement was $446,511, the aggregate amount of Second 2018 CapEx included in the Second Amended Supplement was $7,255,992 and the aggregate amount of 2018 Stub-Year CapEx included in the Second Amended Supplement was $50,369,331. The First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, had a weighted average in-service date of August 1, 2018. As set forth in the Second Amended Supplement, the Parties expected the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of September 1, 2018. As set forth in the Second Amended Supplement, the Parties expected the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018 and the first 2019 Regulatory Order to be effective on May 1, 2019.

### Represents the total validated amount of transmission and distribution Incremental CapEx that the Parties placed in service in 2018.

* Represents the aggregate amount of distribution Incremental CapEx that the Parties expect to be placed in service in 2019, with an expected weighted average in-service date of February 1, 2019. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Second Amended Supplement.

** Represents the aggregate amount of transmission Incremental CapEx that the Parties expect to be placed in service in 2019, with an expected weighted average in-service date of April 1, 2019. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Second Amended Supplement.

*** Represents the total amount of transmission and distribution Incremental CapEx that the Parties expect to be placed in service in 2019.

Lessee CapEx: N/A

Base Rent:
	2018	$53,548,567#
	2019	$57,036,249*
	2020	$60,093,255**

# Represents the “validated” amount of 2018 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the Permian Lease, and, as part of this Rent Validation, the amount of 2018 Base Rent has been restated. The amount of 2018 Base Rent included in the Second Amended Supplement was $53,812,844, comprised of 2018 Base Rent payments of (i) $4,451,115 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018); (ii) $4,464,736 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting Prior Stub-

2Permian Lease

Year CapEx (as defined in the First Amended and Restated Rent Supplement (Permian Lease) dated February 28, 2018) and First 2018 CapEx and commencing June 1, 2018, which was the expected effective date of Lessee’s first 2018 Regulatory Order; and (iii) $4,540,766 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which was the expected effective date of Lessee’s second 2018 Regulatory Order. Lessor owes Lessee $264,275 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

* Lessee will make a 2019 Base Rent payment of $4,432,675 on the 15th day of each month beginning on March 15, 2019 through May 15, 2019 (with respect to January 2019 through March 2019). Lessee will then make a 2019 Base Rent payment of $4,580,578 on the 15th day of each month beginning on June 15, 2019 through September 15, 2019 (with respect to April 2019 through July 2019), with the increase in monthly Base Rent reflecting, in part, 2018 Stub-Year CapEx and commencing April 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order. Lessee will then make a 2019 Base Rent payment of $5,083,182 on the 15th day of each month beginning on October 15, 2019 through February 15, 2020 (with respect to August 2019 through December 2019).

** Lessee will make a 2020 Base Rent payment of $4,978,564 on the 15th day of each month beginning on March 15, 2020 through September 15, 2020 (with respect to January 2020 through July 2020). Lessee will then make a 2020 Base Rent payment of $5,048,661 on the 15th day of each month beginning on October 15, 2020 through February 15, 2021 (with respect to August 2020 through December 2020).

Percentage Rent Percentages:
	2018	0%
	2019	0%
	2020	0%

Annual Percentage Rent Breakpoints:  N/A

Revenues Attributable to Lessee CapEx:  N/A

Validation Payment:  As a result of the validation described above, pursuant to Section 3.3 of the Permian Lease, Lessor will pay Lessee $264,275 within 30 days following execution hereof, all of which is attributable to the validation of Base Rent.

TCOS Allocation:  N/A

Allocated Other Revenue:  N/A

Term of Rent Supplement:  Expires 12/31/20

3Permian Lease

The Parties have executed this Third Amended Supplement to the Permian Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

Permian Lease